UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RAYONIER, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

EXPLANATORY NOTE

“This DEFA14A is being filed on April 18, 2003 for the sole purpose of filing the Shareholder Letter, which was inadvertently omitted by the filing agent in the DEF14A filed on March 26, 2003.”

Corporate Headquarters

March 27, 2003

Dear Shareholder:

The Notice of Annual Meeting and Proxy Statement for the 2003 Annual Meeting of Rayonier Shareholders are enclosed. As in previous years, the 2003 Annual Meeting is intended to be business only.

This year there will be two formal items on the agenda:

1)	the election of three directors; and

2)	consideration and approval of the 2004 Incentive Stock and Management Bonus Plan.

The Proxy Statement provides information about each nominee for election as a Director, and includes an overview and copy of the 2004 Incentive Stock and Management Bonus Plan. We do not expect any other items of business to be raised, and no speeches or presentations are planned.

As always, your vote is important. I urge you to vote your shares promptly.

Sincerely yours,

W. L. NUTTER

Chairman, President and Chief Executive Officer

Rayonier Inc.        •         50 North Laura Street        •        Jacksonville, FL 32202

Telephone (904) 357-9100        •        Fax (904) 357-9101